                                COASTCAST CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                                     (UNAUDITED)


                                                             Three Months                Six Months
                                                            Ended June 30,              Ended June 30,
                                                    --------------------------  --------------------------
                                                        1996          1995          1996          1995
                                                    ------------  ------------  ------------  ------------
Common stock outstanding at beginning of period        8,760,960     9,091,994     8,734,694     9,091,994
  Repurchase of common stock                                   -             -          (700)            -
  Exercise of options                                     27,539             -        54,505             -
                                                    ------------  ------------  ------------  ------------
Common stock outstanding at end of                     8,788,499     9,091,994     8,788,499     9,091,994
                                                    ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------



Weighted average shares outstanding                    8,779,108     9,091,994     8,762,333     9,091,994

Dilutive effect of stock options after application
  of treasury stock method                               395,783        56,565       290,019        59,604
                                                    ------------  ------------  ------------  ------------
             Total                                     9,174,891     9,148,559     9,052,352     9,151,598
                                                    ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------


Net income                                           $ 5,004,000   $ 2,277,000   $ 8,522,000   $ 3,746,000
                                                    ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------
Net income per common and common
  equivalent share                                         $ .55         $ .25         $ .94         $ .41
                                                           -----         -----         -----         -----









                                     Exhibit 11.1